Exhibit 4.5

Imperial Tobacco Group plc

The Imperial Tobacco Group UK
Sharesave Plan

Adopted by the Company on 1st February 2005 and approved by HMRC on 1st March 2005 under reference number SRS2944/EJM

Amended by the Remuneration Committee on 27 April 2007
such amendment approved by HMRC on 10 May 2007.

RULES OF THE IMPERIAL TOBACCO GROUP UK SHARESAVE PLAN

1.                                       DEFINITIONS

In these Rules (unless the context otherwise requires) the following words and expressions have the following meanings:-

“Act” means the Income Tax (Earnings and Pensions) Act 2003;

“Adoption Date” means the date on which the Imperial Tobacco Group International Sharesave Plan is adopted by the Company in general meeting;

“Application Period” means such period as the Board may determine but being a period not less than 14 days and not more than 21 days from an Invitation Date;

“Associated Company” has the same meaning given to it in paragraph 47 of Schedule 3 to the Act except for the purposes of Rule 7.6 where it has the meaning given to it by paragraph 35(4) of Schedule 3 to the Act;

“Auditors” means the auditors for the time being of the Company;

“Board” means the Board of Directors for the time being of the Company (or the directors present at a duly convened meeting of such Board), the Remuneration Committee of the Board or any other duly authorised committee thereof;

“Bonus Date” means

(a)                                  where Repayment under the relevant Savings Contract is taken as including the maximum bonus, the earliest date on which the maximum bonus is payable; and

(b)                                 in any other case the earliest date on which a bonus is payable under the Savings Contract;

“Commencement Date” means the date on which the Plan is approved by the Board of Inland Revenue under Schedule 3 to the Act;

“Company” means Imperial Tobacco Group PLC;

“Continuous Service” means the aggregate amount of service with:

(a)                                  any Participating Company (including service with such company before it became a Participating Company); and

(b)                                 any other company which is or was a Subsidiary (including service with any such other company before it became a Subsidiary);

provided that:

(i)                                     all such service has been continuous; and

(ii)                                  in the case of an employee who is absent from such employment for any reason for a period during which such employee’s contract of service subsists, or by reason of maternity leave, and who then returns to such employment, any such period of absence shall be deemed to have formed part of such employee’s continuous service;

“Control” has the same meaning as in Section 719 of the Act;

“Date of Grant” means the date on which the Grantor passes a resolution to grant an Option under Rule 3.4 below;

“Eligible Employee” means any employee (including a director holding a salaried employment or office) of a Participating Company:

(a)                                  who on the relevant Date of Grant has achieved such period of Continuous Service not exceeding five years as the Board shall on or before the Invitation Date 7 determine;

(b)                                 whose earnings from his office or employment are (or would be if there were any) general earnings to which section 15 to 21 of the Act applies;

(c)                                  who is not ineligible to participate in the Plan by virtue of any of the provisions of the Act including in particular paragraph 11 of Schedule 3 to the Act; and

(d)                                 who in the case only of a director holding a salaried employment or office, usually works at least twenty-five hours per week excluding time off permitted for meal breaks;

provided that:

(i)                                     at the Invitation Date no notice of termination of such employment has been served by either the employee concerned or his employing Participating Company and the employee or director in question has not ceased to hold office or employment with a Participating Company; and

(ii)                                 the Board may treat any employee or director of a member of the Group who meets requirement (c) above as an Eligible Employee;

“Employees’ Share Scheme” has the meaning given to it in section 743 of the Companies Act 1985;

“Exercise Price” means the price per Share at which a Participant may acquire Shares pursuant to the Plan (as determined in accordance with Rule 5);

“Grantor” means either the Board or the Trustee;

“Group” means the Company and its Subsidiaries from time to time;

“HMRC” means Her Majesty’s Revenue & Customs;

“Invitation Date” means the date upon which invitations to apply for Options are issued by the Board, being a date within 42 days after the Commencement Date and thereafter within 28 days after the date of public announcement of the annual or half yearly results of the Group;

“London Stock Exchange” means London Stock Exchange plc or any successor company or body carrying on the business of London Stock Exchange plc;

“Option” means a right granted pursuant to the Plan to acquire Shares;

“Participant” means a person who holds a Subsisting Option or (where the context admits) his personal representatives;

“Participating Company” means any member of the Group which the Board has designated as such for the time being;

“Plan” means the Imperial Tobacco Group UK Sharesave Plan as amended from time to time;

“Repayment” means in relation to a Savings Contract, the amount of the contributions repayable and, where relevant, of any bonus and/or interest payable on the termination of the Savings Contract;

“Rules” means these rules as from time to time amended in accordance with their provisions by the Board or by the Company;

“Savings Contract” means a certified contractual savings scheme within the meaning of Section 326 of the Income and Corporation Taxes Act 1988 and which has been approved by the Inland Revenue for the purposes of Schedule 3 to the Act;

“Schedule 3” means Schedule 3 to the Act;

“Scheme-Related Employment” means the office or employment by virtue of which a Participant is eligible to participate in the Plan;

“Share” means a fully paid ordinary share in the capital of the Company which satisfies paragraphs 18 to 22 of Schedule 3;

“Specified Age” means 60;

“Subsidiary” means a subsidiary of the Company as defined in Section 736 of the Companies Act 1985 over which the Company has Control;

“Subsisting Option” means an Option to the extent that it has neither lapsed nor been exercised;

“Trustee” means the trustee or trustees for the time being of any employee trust established by the Company wholly or partly for the benefit of all or most of the persons for the time being employed or holding office with the Group or any Participating Company or Companies which has been designated by the Board as a trust out of which Options may be granted.

Where the context so permits the singular shall include the plural and vice versa and the masculine gender shall include the feminine. Any reference to a statutory provision includes a reference to that provision as for the time being amended or re-enacted and shall include any regulations or other subordinate legislation made under it.

2.                                       COMMENCEMENT AND TITLE

The Plan shall commence on the Commencement Date and shall be known as The Imperial Tobacco Group UK Sharesave Plan.

3.                                       GRANT OF OPTIONS

3.1                                 On or prior to an Invitation Date, the Grantor in its absolute discretion may decide:-

(a)                                  whether to invite applications for the grant of Options. Such invitations shall be issued in such form as the Board may prescribe from time to time including by way of electronic communication; and

(b)                                 whether to invite applications for three year Options or five year Options (or whether to offer Eligible Employees a choice); and

(c)                                  whether the Repayment shall be taken as including a bonus.

3.2                                 Where applications are invited, such invitations shall be sent to all Eligible Employees and shall state:-

(a)                                  the Exercise Price or the method by which the Exercise Price for the Shares will be notified to Eligible Employees; and

(b)                                 the date being the last day of the Application Period by which applications for the grant of Options must have been received by the Board or such person as the Board may direct being not less than 14 nor more than 21 days after the Invitation Date except in exceptional circumstances as determined by the Board; and

(c)                                  whether application may be made for three year Options or five year Options.

PROVIDED THAT any accidental failure or omission to deliver an invitation to an Eligible Employee shall not invalidate the grant of an Option to any other Eligible Employee.

3.3                                 Applications for Options under the Plan shall be in such form as the Board may prescribe from time to time and each:-

(a)                                  must be accompanied by a duly completed application form to enter into a Savings Contract under which the applicant agrees to make in multiples of £5 per month such specified contributions being not less than £5 per month nor (when aggregated with contributions made under any other savings contract linked to a savings-related share option scheme approved under Schedule 3) more than £250 per month (or such other amounts as may from time to time be permitted under the Savings Contract) as shall secure on the Bonus Date, as nearly as may be, Repayments of an amount equal to that for which Shares may be acquired under his Option if exercised in full; and

(b)                                 shall empower the Grantor or any person authorised by it:-

(i)                                    to amend the amount of the specified contribution referred to in Rule 3.3(a) above to such lesser sum as shall secure on the Bonus Date, as nearly as may be, Repayments of an amount equal to that for which Shares may be acquired by the Participant in the event that the number of Shares for which an Eligible Employee applies for an Option has to be reduced in accordance with Rule 3.4 below; and

(ii)                                 to deduct from the Participant’s pay such contribution as shall be specified by the Participant pursuant to Rule 3.3(a) or as may be amended pursuant to Rule 3.3(b)(i) above and pay the same on behalf of the Participant in discharge of the Participant’s obligations under the Savings Contract; and

(iii)                              [to state whether the application is for a three year Option or a five year Option.]

3.4                                 Within 30 days or, in exceptional circumstances, such longer period as may have been agreed previously in writing with HMRC of the date pursuant to Rule 5.1(a) by reference to which the Exercise Price was determined or in a case where the number of shares over which Options are to be granted is determined by Rule 3.4(a)(i) below, within [42] days of such date and subject to the limitations and conditions contained in the Plan, Options shall by resolution of the Grantor be granted to the Eligible Employees who have applied for them in accordance with the following provisions:-

(a)                                  Options shall be granted to the Eligible Employees in respect of all the Shares applied for by them, save that :

(i)                                    where the Board in its discretion considers that it is desirable to limit the number of Shares in respect of which Options are granted in relation to any invitation and applications are received which would, if met in full, exceed that limit, then the following steps shall be carried out successively to the extent necessary to eliminate the excess over the limit imposed;

(A)                             the excess over £5 of the monthly savings contribution chosen by each applicant shall be reduced pro rata to the extent necessary;

(B)                               applications will be selected by lot, each based on a monthly savings contributions of £5 and the inclusion of no bonus in the Repayment under the Savings Contract,

3.5                                No payment will be required from a Participant on the grant of an Option. Each Participant will be issued with a certificate in the form from time to time agreed with HMRC.

3.6                                No Option shall be capable of being transferred by a Participant.

3.7                                No Option shall be granted more than ten years after the Adoption Date.

3.8                                The number of Shares over which an Option is granted to any Eligible Employee must be so limited that the aggregate of the Exercise Price for those Shares does not exceed the Repayment under the Savings Contract entered into on the grant of such Option.

3.9                                For the purposes of Rules 3.1 and 3.2 above, an invitation shall be sufficiently given if delivered to an Eligible Employee personally or sent to him at his place of work by electronic mail or facsimile transmission or sent by prepaid post addressed to the Eligible Employee at his address last known to the Company (including any address supplied by the relevant Participating Company or any Subsidiary as being his address) or sent through the Company’s internal postal service and such application made pursuant to an Invitation shall be sufficiently given if returned to the Company in person or its agent or sent by electronic mail or facsimile transmission to the Company or its agent or sent by prepaid post addressed to the Company or returned to the Company through the Company’s internal postal service duly completed by the Eligible Employee on or before such date as shall be specified in the invitation but in any event no application shall be duly received until the original signed application is actually received by the Company or its duly appointed agent prior to the expiry of the Application Period (unless the Company directs otherwise).

4.                                       LIMITATIONS ON THE ISSUE OF SHARES

4.1                                 Subject to Rule 6 below, no Option shall be granted on any Date of Grant or proposed Date of Grant if, as a result:-

(a)                                  the total number of Shares acquired or which may be acquired during the ten years preceding such Date of Grant under this Plan and under all other Employees’ Share

Schemes established by the Company would exceed ten per cent, of the issued ordinary share capital of the Company on that Date of Grant; or

(b)                                 the total number of Shares acquired or which may be acquired during the preceding five years under the Plan and under all other Employees’ Share Schemes established by the Company would exceed five per cent, of the issued ordinary share capital of the Company on that Date of Grant;

PROVIDED that, for the avoidance of doubt, Shares which shall have been the subject of grants which lapse shall not be taken into account for the purposes of this Rule 4.

5.                                       EXERCISE PRICE

5.1                                 Subject to Rule 6 below the Exercise Price shall be such amount as the Board shall determine being an amount not less than the greater of:-

(a)                                  subject to Rule 5.2, 80 per cent, of the middle market quotation per Share as derived from the Daily Official List of the London Stock Exchange for the dealing day immediately preceding the Invitation Date; and

(b)                                 in the case of an Option to subscribe for Shares, the nominal value of a Share.

5.2                                 For the purposes of an Option granted at any other time at which there shall be no dealings in the Shares, the Exercise Price shall be not less than 80 per cent, of such sum as may be agreed by HMRC in advance for the purposes of the Plan to be the market value of a Share in accordance with Part VIII of the Taxation of Chargeable Gains Act 1992.

6.                                       ADJUSTMENT OF OPTIONS

6.1                                 In the event of any variation in the share capital of the Company whether by way of capitalisation of profits or reserves or by way of rights or any consolidation or sub-division or reduction of capital, or otherwise, then the number and the nominal value of Shares subject to any Subsisting Option, the Exercise Price and, where an Option has been exercised but, as at the date of the variation of capital referred to above, no Shares have been allotted or transferred pursuant to such exercise, the number of Shares which may be so allotted or transferred and the price at which they may be acquired, may be adjusted by the Board in such manner and with effect from such date as the Board may determine to be appropriate provided always that:-

(a)                                  any such adjustment shall not take effect without the prior approval of HMRC;

(b)                                 no such adjustment shall take effect until it has been referred to the Auditors and the Auditors have certified in writing to the Board that the adjustment is fair and reasonable in their opinion;

(c)                                  the Exercise Price of an Option to subscribe for Shares shall not be adjusted below the nominal value of a Share unless and to the extent that:

(i)                                    the Board is authorised to capitalise from the reserves of the Company a sum equal to the amount by which the nominal value of the Shares subject to the Option exceeds the aggregate adjusted Exercise Price; and

(ii)                                 the Board shall resolve to capitalise and apply such sum on exercise of that Option.

7.                                       EXERCISE OF OPTIONS

7.1                                 An Option shall be exercisable during the period mentioned in Rule 7.3 below in respect of all or some of the Shares over which it was granted by the Participant completing a written notice in the prescribed form on the reverse of the certificate issued to the Participant under Rule 3.5 specifying the number of Shares in respect of which the Option is exercised together with a remittance for that number of Shares calculated by reference to the Exercise Price. The date of exercise of the Option shall be the date of receipt by the Company or the Trustee (acting as agent of the Company) of such notice and payment.

7.2                                 It is a condition of the exercise of an Option under the Plan that payment for the Shares shall be made only with monies not exceeding the amount of the Repayment to the Participant under the Savings Contract to which he has contributed in relation to the Option. If upon the exercise of an Option the Repayment then due to a Participant under his Savings Contract is less than the amount required to pay for alt the Shares in respect of which it is purportedly exercised, the Option shall be treated as exercised only in respect of such number of Shares as may be acquired by the amount of the Repayment and shall lapse as to the excess.

7.3                                 Save as otherwise provided, an Option may not be exercised until the Bonus Date. Subject only to the provisions of Rule 7.8 below, no Option may be exercised later than six months after the Bonus Date.

7.4                                 Notwithstanding any other provision hereof no Option may be exercised at any time when the person seeking to exercise it is excluded from participation in this Plan by virtue of either of paragraphs 10 and 11 of Schedule 3.

7.5                                 An Option shall cease to be exercisable upon the Participant ceasing to hold Scheme-Related Employment except where his so ceasing is by reason of:-

(a)                                  his retirement on reaching the Specified Age or such other age at which he is bound to retire in accordance with the terms of his employment; or

(b)                                 injury, disability or redundancy within the meaning of the Employment Rights Act 1996 or his office or employment either being in a company which ceases to be a Subsidiary or relating to a business or part of a business which is transferred to a person who or which is neither a Subsidiary nor a Participating Company; or

(c)                                  his leaving service at any time other than at a time specified in Rule 7.5(a) or (b) above, provided that such event occurs not earlier than three years from the Date of Grant of the Option;

in any of which circumstances the Option may be exercised at any time during the period of six months from the date on which he so ceases to be an employee or director of any member of the Group notwithstanding that the Bonus Date shall not have occurred.

7.6                                 For the purposes of Rule 7.5, if, at the Bonus Date, a Participant holds an office or employment in a company which Is not a Participating Company but which is:-

(a)                                  an Associated Company of the Company, or

(b)                                 a company of which the Company has Control,

the Participant may exercise his Option within six months of that Bonus Date.

7.7                                 For the purposes of Rules 7.5 and 7.6 above and Rule 9 below (but for no other purpose) :-

(a)                                  a Participant shall not be regarded as ceasing to hold office or employment by reason of:-

(i)                                     his being or becoming employed by a company which ceases to be or is not a Participating Company but is nevertheless an Associated Company or is under the Control of the Company; or

(ii)                                  his ceasing to be employed full-time but continuing to be employed on a part-time basis; and

(b)                                 a Participant shall be regarded as ceasing to hold office or employment when he holds no employment with the Company, any Associated Company and any company Controlled by the Company.

7.8                                 In the event of the death of a Participant prior to the Bonus Date the Option may be exercised by his personal representatives at any time during the period of twelve months commencing on the date of his death (but not later) and the personal representatives shall be entitled to do so notwithstanding that the Bonus Date has not occurred and in the event of the death of a Participant within six months commencing on the Bonus Date his personal representatives may exercise the Option at any time within twelve months commencing on the Bonus Date PROVIDED THAT such personal representatives shall not be entitled to exercise the Option if at the date of the Participant’s death the Participant was precluded from exercising the Option by reason of either of paragraphs 10 and 11 of Schedule 3. ;

7.9                                 A Participant who reaches the Specified Age prior to the Bonus Date but continues to hold the office or employment by virtue of which he is eligible to participate in the Plan may exercise the Option within six months after the date of his reaching the Specified Age.

7.10                           If an Option becomes exercisable under any provision of the Plan before the Bonus Date shall be exercisable only over the number of Shares the aggregate Exercise Price of which equals (as nearly as may be) but does not exceed the Repayment made under the Savings Contract entered into on the grant of that Option but excluding any contributions made directly by the Participant except to the extent that such are:

(a)                                  made pursuant to any special arrangements relating to absence from employment; or

(b)                                 made at the same rate of contribution and at the same intervals as those contributions previously deducted from his salary pursuant to the provisions of Rule 3.3(b)(ii) between the date of the Participant ceasing to be employed by the Group and the date on which the Option is exercised;

and the Option shall cease to be exercisable over any Shares in excess of that number in respect of which it was granted. For the avoidance of doubt, any Repayment under the Savings Contract shall exclude the Repayment of any contributions made in advance under the Savings Contract the due date for payment of which falls or would have fallen more than one month after the date on which Repayment is made.

7.11                          An Option shall be exhausted and automatically cancelled immediately after it is first exercised notwithstanding that it shall not have been exercised in respect of all of the Shares over which the Option was granted.

8.                                       LAPSE OF OPTIONS

8.1                                 A Participant’s Option shall lapse and cease to be exercisable:-

(a)                                  upon the expiry of any of the periods for exercise under the provisions of Rule 7 (with the exception of paragraph 7.9 thereof) above and Rule 9 below, whichever shall first occur; or

(b)                                 if the Participant omits seven or more times to make a monthly payment due under his Savings Contract or gives notice under the Savings Contract requiring Repayment before the Bonus Date unless such non-payment or notice is in consequence of his ceasing to be an Eligible Employee by virtue of one of the causes mentioned in Rule 7.5, Rule 7.6, Rule 7.8 or Rule 7.9 above or in the circumstances of Rule 9 below.

9.                                       TAKEOVER AND LIQUIDATION

9.1                                 If any person obtains Control of the Company as a result of making:-

(a)                                  a general offer to acquire the whole of the issued share capital of the Company which is made on a condition such that if it is satisfied the person making the offer will have Control of the Company; or

(b)                                 a general offer to acquire all the shares in the Company which are of the same class as the Shares;

then any Subsisting Option may subject to Rule 9.3 below be exercised within six months of the time when the person making the offer has obtained Control of the Company and any condition subject to which the offer is made has been satisfied.

9.2                                 Subject to Rule 9.2A and Rule 9.3 below, if under Section 425 of the Companies Act 1985 the Court sanctions a compromise or arrangement proposed for the purposes of or in connection with a scheme for the reconstruction of the Company or its amalgamation with any other company or companies, any Subsisting Option may be exercised within six months of the Court sanctioning the compromise or arrangement.

9.2A                       If a company (the “Successor Company”) has obtained Control of the Company, and the shareholders of the Successor Company immediately after it has obtained Control are substantially the same as the shareholders of the Company immediately before that event, and the Successor Company consents to the exchange of Options under this Rule, Options will not be exercisable but will be exchanged, during the Appropriate Period as defined in paragraph 38(3) of Schedule 3, pursuant to Rule 9.4 save that references to the Acquiring Company in that Rule shall be deemed to be references to the Successor Company.

9.3                                 If any person becomes bound or entitled to acquire shares in the Company under Sections 428 to 430 of the Companies Act 1985 any Subsisting Option may subject to Rule 9.3 be exercised at any time when that person remains so bound or entitled.

9.4                                 If as a result of the events specified in Rule 9.1, Rule 9.2 or Rule 9.2A above a company has obtained Control of the Company, or if a company has become bound or entitled as mentioned in Rule 0 above, any Participant may by agreement with that other company (the “Acquiring Company”) within the Appropriate Period as defined in paragraph 38(3) of Schedule 3 release any Subsisting Option of his in consideration of the grant of a new Option (the “New Option”) which satisfies the following conditions:-

(a)                                  the New Option shall be over shares in the Acquiring Company or another company which satisfies paragraph (b) or (c) of Paragraph 18 of Schedule 3 in relation to the Acquiring Company and shall satisfy the conditions specified in paragraphs 18 to 22 inclusive of Schedule 3;

(b)                                 the New Option shall be a right to acquire such number of such shares in the Acquiring Company (or such other company) as shall have on the grant of the New Option an aggregate market value equal to the aggregate market value of the Shares subject to the Option immediately before its release and for this purpose market value shall be ascertained by the application of Rule 5.1(a) as at the date of release of the Option and grant of the New Option;

(c)                                  the New Option shall have an Exercise Price such that the aggregate price payable on complete exercise equals the aggregate price which would have been payable on complete exercise of the Option; and

(d)                                 the New Option shall be otherwise identical in terms to the Option

AND the New Option shall, for all other purposes of this Plan, be treated as having been acquired at the same time as the Option in consideration of the release of which it is granted. With effect from the release of any Option pursuant to this Rule 9, Rules 6, 7.1 and 7.2, this Rule 9 and Rule 10 of this Plan shall in relation to the New Option be construed as if references therein to “the Company” were references to the Acquiring Company or, as the case may be, such other company and all the Rules (other than Rules 3 to 5 inclusive) shall in relation to the New Option be construed as if references therein to Shares were references to shares in the Acquiring Company or, as the case may be, such other company in respect of whose shares the New Option is granted.

9.5                                 If the Company passes a resolution for voluntary winding up, any Subsisting Option may be exercised within six months of the passing of the resolution.

9.6                                 For the purposes of this Rule 9 (other than Rule 9.3 above) a person shall be deemed to have obtained Control of a Company if he and others acting in concert with him have together obtained Control of it.

9.7                                 The exercise of an Option pursuant to the preceding provisions of this Rule 9 shall be subject to the provisions of Rule 7 above.

9.8                                 Any Option shall lapse if:-

(a)                                  it shall not have been exercised by the expiry of any time limit for exercise set out in this Rule 9, whichever shall expire first; and

(b)                                 no agreement for the release of the Option shall have been entered into by the expiry of the first Appropriate Period to commence pursuant to Rule 9.3 above.

10.                                 ALLOTMENT AND LISTING

10.1                           Subject to receipt of the appropriate remittance:-

(a)                                  Shares to be issued pursuant to the exercise of an Option will be allotted not later than 30 days after the exercise of the Option and will rank pari passu In all respects with the Shares in issue on the date of exercise save that they will not rank for any dividend or other distribution paid or made by reference to the date (known as the record date) on which entitlement to the dividend or distribution is fixed by reference to the Company’s register of members if that date falls prior to the date of exercise of the Option; and

(b)                                 in the case of Shares to be transferred pursuant to the exercise of an Option, the Grantor shall transfer or procure that the Shares shall be transferred within 30 days after exercise of the Option, save that such Shares will not rank for any dividend or other distribution paid or made by reference to the date (known as the record date) on which entitlement to the dividend or distribution is fixed by reference to the Company’s register of members if that date falls prior to the date of exercise of the Option.

10.2                           If the Shares are listed on the London Stock Exchange at the date of allotment of any Shares pursuant to the Plan the Company will apply to the London Stock Exchange for permission for such Shares so allotted to be admitted to the Official List. An application may be postponed at the discretion of the Board until application can be made in respect of such number of Shares as the Board considers appropriate.

11.                                 EMPLOYMENT RIGHTS

11.1                           This Plan shall not form part of any contract of employment between any member of the Group and any employee of any such company and the rights and obligations of any individual under the terms of his office or employment with any member of the Group shall not be affected by his participation in the Plan or any right which he may have to participate therein

11.2                           Participation in the Plan shall be on the express condition that:-

(a)                                  neither it nor cessation of participation shall afford any individual under the terms of his office or employment with any member of the Group any additional or other rights to compensation or damage; and

(b)                                 no damages or compensation shall be payable in consequence of the termination of such office or employment (whether or not in circumstances giving rise to a claim for wrongful or unfair dismissal) or for any other reason whatsoever to compensate him for the loss of any rights the Participant would otherwise have had (actual or prospective) under the Plan howsoever arising but for such termination; and

(c)                                  the Participant shall be deemed irrevocably to have waived any such rights to which he may otherwise have been entitled.

11.3                           No individual shall have any claim against a member of the Group arising out of his not being admitted to participation in the Plan which (for the avoidance of any doubt) is governed entirely by the Rules.

11.4                           No Participant shall be entitled to claim compensation from any member of the Group in respect of any sums paid by him pursuant to the Plan or for any diminution or extinction of his rights or benefits (actual or otherwise) under any Option held by him consequent upon the lapse for any reason of any Option held by him or otherwise in connection with the Plan and each member of the Group shall be entirely free to conduct its affairs as it sees fit without regard to any consequences under, upon or in relation to the Plan or any Option or Participant.

11.5                           By accepting the grant of an Option under the Plan, the Eligible Employee shall authorise and consent to the collection, processing, transfer and retention of his personal data for use in connection with the operation and implementation of the Plan by the Company, any Member of the Group, the Trustee and/or any third party as may be retained by the Board from time to time to administer the Plan.

12.                                 ADMINISTRATION OF THE PLAN

12.1                           The Board may make and vary such regulations (not being inconsistent with the Plan) as it thinks fit for the administration and implementation of the Plan. The Board’s decision on any matter concerning the Plan or its interpretation (including the rectification of errors or mistakes of procedure or otherwise) (other than a matter to be certified by the Auditors) shall be final and binding. In any matter in which they are required to act hereunder, the Auditors shall be deemed to be acting as experts and not as arbitrators and their decisions shall be binding and final.

12.2                           The Board shall be entitled by resolution to amend all or any of the provisions of the Plan as the Board thinks fit except that no alteration shall be made:-

(a)                                  to the advantage of Participants to any of the provisions of the Plan relating to:

(i)                                     eligibility;

(ii)                                  the limitations on the number or amount of Shares, cash or other benefits subject to the Plan;

(iii)                               the maximum entitlement of any one Participant;

(iv)                              the basis for determining a Participant’s entitlement to, and the terms of, Shares, cash or other benefits to be provided under the Plan and for the adjustment thereof (if any) in the event of a capitalisation issue, rights issue or open offer, sub-division or consolidation of Shares or reduction of capital or any other variation of capital.

without the prior sanction of an ordinary resolution of the Company in general meeting except for minor amendments to benefit the administration of the Plan and amendments to obtain and maintain favourable tax, exchange control or regulatory treatment for Participants in the Plan or for any member of the Group;

(b)                                 to any rights already accrued to any Participant which would be to the disadvantage of such Participant, without the prior consent of the majority of the affected Participants;

(c)                                  in relation only to Options to purchase Shares, without the prior consent of the Trustee; or

(d)                                 to a key feature (as that term is defined in paragraph 42(2B) of Schedule 3 to the Act) of the Plan shall have effect at any time at which the Plan is and is intended to remain HMRC approved without the prior approval of HMRC and HMRC shall be, informed as soon as practicable of any unapproved amendment as a result of which the Plan stands to lose approval;

unless, in any such case, the alteration is necessary to comply with any legislation for the time being in force or with any conditions requisite to approval of HMRC for the Plan AND provided that, at any time at which the Plan is and is intended to remain so approved by HMRC, no amendment shall take effect unless and until such amendment shall have been approved by HMRC.

12.3                          Unless otherwise provided in these Rules, any notice or other communication under or in connection with the Plan may be given:

(a)                                  by the Company to an Eligible Employee or Participant either personally or sent to him at his place of work by electronic mail or by post addressed to the address last known to the Company (including any address supplied by the relevant Participating Company or any Subsidiary) or sent through the Company’s internal postal service; and

(b)                                 to the Company either personally or by post to the Company Secretary.

Items sent by post shall be pre-paid and shall be entirely at the Eligible Employee’s risk. Any notice or other communication to the Company shall not be deemed to have been duly received until it is actually received by the Company or its duly appointed agent (unless the Company directs otherwise).

12.4                          The Company shall bear the costs of setting up and administering the Plan. However, the Company may require any Participating Company to reimburse the Company for any costs borne by the Company directly or indirectly in respect of such Participating Company’s officers or employees.

12.5                          The Company shall maintain all necessary books of account and records relating to the Plan.

12.6                          The Board shall be entitled to authorise any person to execute on behalf of a Participant, at the request of the Participant, any document relating to the Plan, in so far as such document is required to be executed pursuant hereto.

12.7                          If any Option Certificate shall be worn out, defaced or lost, it may be replaced on such evidence being provided as the Board may require.

12.8                          Written notice of any alteration made in accordance with Rule 12.2 shall be given to all Participants.

12.9                          The Company shall keep available sufficient Issued and/or unissued Shares in the capital of the Company to satisfy the exercise in full of all Options for the time being remaining capable of being exercised.

12.10                    Participants shall be sent copies of any document having a material effect on their rights at the same time as such document is sent to holders of Shares.

12.11                    The provisions of the Company’s Articles of Association for the time being in force with regard to the service of notices upon members of the Company shall apply mutatis mutandis to any notice to be given by the Company to Participants. Any notice to be given by the Trustee to any Participant or Eligible Employee shall be sufficiently given if sent to his home address or place of work as last reported in writing to the Trustee by the Company.

12.12                    Notwithstanding anything to the contrary contained herein the Board may at any time and from time to time by resolution and without further formality amend the Plan in any way to the extent necessary to render the Plan capable of approval by HMRC or any other governmental or other regulatory body pursuant to any present or future United Kingdom legislation.

12.13                    The Plan shall be subject to, governed by and construed in accordance with English law.

13.                                 TERMINATION OF THE PLAN

The Plan may be terminated at any time by the Board or by the Company in general meeting but in any event shall terminate on the tenth anniversary of the Adoption Date and on such termination no further Options shall be granted, but the subsisting rights of Participants shall not be affected by such termination.

SPECIMEN

THE IMPERIAL TOBACCO GROUP

UK SHARESAVE PLAN

OPTION CERTIFICATE

Name of Option Holder

Address of Option Holder

Postcode

Option Certificate Number

Number of shares granted under this option

Date of grant

This is to certify that the above named person was on the above date granted an option as specified for ordinary shares of [   ]p each in the capital of Imperial Tobacco Group PLC (the “Company”) at an exercise price of [   ]p per share upon and subject to the terms of The Imperial Tobacco Group International Sharesave Plan adopted by a resolution of Imperial Tobacco Group PLC in general meeting on [•].

Signed on behalf of

Director	Secretary

NOTES:	(1)	The option cannot be assigned or transferred.

(2)

In order to exercise your option please complete the Form of Exercise printed overleaf and send it together with a cheque for the relevant exercise price of the shares and evidence of the amount repaid under your Sharesave contract to the Company Secretary of the Company.

THIS DOCUMENT MUST BE RETAINED. PLEASE KEEP IT IN A SAFE PLACE. This certificate is issued as a matter of record only and is not a document of title.

SPECIMEN

[Reverse of Certificate]

THE IMPERIAL TOBACCO GROUP

UK SHARESAVE PLAN

FORM OF EXERCISE OF OPTION

To:                              The Company Secretary

Imperial Tobacco Group PLC

(In order to exercise your option you should complete, sign and return this document to the Company Secretary at the above address.)

1.                                       I wish to exercise the option referred to on the reverse Option Certificate in respect of [ ] ordinary shares. (Insert the number of shares in respect of which the option is exercised. If you do not wish to exercise the option for all the shares shown on the attached certificate you may exercise options for a lesser number.

2.                                       I enclose a cheque for £ in favour of Imperial Tobacco Group PLC being the total exercise price payable under this option for the above specified number of ordinary shares together with evidence of the amount repaid to me under my savings contract.

Personal Details

SURNAME	MR/MRS/MISS/MS

FIRST NAMES

HOME ADDRESS

POSTCODE

SIGNATURE	DATE

NOTE:            This option may be exercised only by the person to whom it was granted or their personal representative(s).

IF YOU ARE IN ANY DOUBT, PLEASE CONTACT YOUR/THE PLAN ADMINISTRATOR

IMPERIAL TOBACCO GROUP PLC

THE IMPERIAL TOBACCO GROUP IRISH SHARESAVE PLAN

(approved under Schedule 12A Taxes Consolidation Act, 1997)

adopted by the Board of Imperial Tobacco Group Plc on 1st February 2005

pursuant to a shareholders resolution passed on 1st February 2005 and approved by the Revenue Commissioners on 11th March 2005

Amended by the Remuneration Committee on 27 April 2007 such amendments approved by the Revenue Commissioners on 18 May 2007

A & L Goodbody

International Financial Services Center,

North Wall Quay,

Dublin 1

Tel: 01-649-2000

Fax: 01-649-2649

THE IMPERIAL TOBACCO GROUP IRISH SHARESAVE PLAN

RULES OF THE IMPERIAL TOBACCO GROUP IRISH SHARESAVE PLAN

1.             Definitions

In these Rules (unless the context otherwise requires) the following words and expressions have the following meanings:

“Act” means the Taxes Consolidation Act, 1997;

“Adoption Date” means the date on which the Imperial Tobacco Group International Sharesave Plan is adopted by the Company in general meeting;

“Application Period” means such period as the Board may determine but being a period not less than 14 days and not more than 21 days from an Invitation Date;

“Associated Company” has the same meaning as in Section 432 of the Act;

“Auditors” means the auditors for the time being of the Company;

“Board” means the Board of Directors for the time being of the Company (or the directors present at a duly convened meeting of such Board), the Remuneration Committee of the Board or any other duly authorised committee thereof;

“Bonus Date” means the earliest date on which the maximum bonus is payable and in any other case the earliest date on which a bonus is payable under the Savings Contract;

“Commencement Date” means the date on which the Plan is approved by the Revenue Commissioners;

“Company” means Imperial Tobacco Group PLC;

“Companies Act 1985” means the Companies Act 1985 of the United Kingdom;

“Continuous Service” means the aggregate amount of service with:

(a)           any Participating Company (including service with such company before it became a Participating Company); and

(b)           any other company which is or was a Subsidiary (including service with any such other company before it became a Subsidiary);

provided that:

(i)            all such service has been continuous; and

(ii)           in the case of an employee who is absent from such employment for any reason for a period during which such employee’s contract of service subsists under Irish law, or by reason of maternity leave, and who then returns to such employment, any such period of absence shall be deemed to have formed part of such employee’s continuous service;

“Control” has the same meaning as in Section 432 of the Act;

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“Date of Grant” means the date on which the Board (or the Trustee) passes a resolution to grant an Option under Rule 3.4 below;

“€” means Euro;

“Eligible Employee” means any employee (including a full-time director holding a salaried employment or office) of a Participating Company who:

(a)           on the relevant Date of Grant has achieved such period of Continuous Service not exceeding three years as the Board shall on or before the Invitation Date determine;

(b)           is chargeable to tax in respect of his office or employment under Schedule E of the Act; and

(c)           is not ineligible to participate in the Plan by virtue of any of the provisions of the Act including in particular paragraph 8 of Schedule 12A provided that:

(i)            the Board may treat any employee or director of a member of the Group who meets requirement (c) above as an Eligible Employee; and

(ii)           at the Invitation Date no notice of termination of such employment has been served by either the employee concerned or his employing Participating Company and the employee or director in question has not ceased to hold office or employment with a Participating Company;

“Employees’ Share Scheme” has the meaning given to it in section 743 of the Companies Act 1985;

“Euro Equivalent” means in relation to an amount denominated in GB pounds Sterling its equivalent in Euros at such exchange rate as the Board shall in its discretion designate on or before the Invitation Date;

“Exercise Price” means the price per Share in GB pounds Sterling at which a Participant may acquire Shares pursuant to the Plan (as determined in accordance with Rule 5);

“Group” means the Company and its Subsidiaries from time to time together with any such company as the Board and the Revenue Commissioners shall have agreed may participate;

“Invitation Date” means the date upon which invitations to apply for Options are issued by the Board, being a date within 42 days after the Commencement Date and thereafter within 28 days after the date of public announcement of the annual or half yearly results of the Group;

“London Stock Exchange” means London Stock Exchange plc or any successor company or body carrying on the business of London Stock Exchange plc;

“Option” means a right granted pursuant to the Plan to acquire Shares;

“Participant” means a person who holds a Subsisting Option or (where the context admits) his personal representatives;

“Participating Company” means any member of the Group which the Board has designated as a member of the Plan for the time being;

“Plan” means the Imperial Tobacco Group Irish Sharesave Plan as amended from time to time;

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“Repayment” means in relation to a Savings Contract, the amount of the contributions repayable and, where relevant, of any bonus and/or interest payable on the termination of the Savings Contract;

“Savings Contract” means a certified contractual savings scheme within the meaning of Section 519C(4) of the Act with a qualifying savings institution as defined in Section 519C(1) of the Act;

“Schedule 12A” means Schedule 12A to the Act;

“Share” means a fully paid ordinary share in the capital of the Company which satisfies paragraphs 11 to 15 of Schedule 12A;

“Specified Age” means the age of 60 years;

“Subsidiary” means a subsidiary of the Company as defined in Section 155 the Companies Act 1963 over which the Company has Control;

“Subsisting Option” means an Option to the extent that it has neither lapsed nor been exercised;

“Trustee” means the trustee or trustees for the time being of any employee trust established by the Company wholly or partly for the benefit of all or most of the persons for the time being employed or holding office with the Group or any Participating Company or Companies which has been designated by the Board as a trust out of which Options may be granted.

Where the context so permits the singular shall include the plural and vice versa and the masculine gender shall include the feminine. Any reference to a statutory provision Includes a reference to that provision as for the time being amended or re-enacted and shall include any regulations or other subordinate legislation made under it.

2.             Commencement and Title

The Plan shall commence on the Commencement Date and shall be known as the Imperial Tobacco Group Irish Sharesave Plan.

3.             Grant of Options

3.1           On or prior to an Invitation Date the Board (or the Trustee) may decide in its absolute discretion:

(a)           whether to invite applications for the grant of Options. Such invitations shall be issued in such form as the Board shall prescribe from time to time including by way of electronic communication; and

(b)           whether to invite applications for three year Options or five year Options.

3.2           Where applications are invited, such invitations shall be sent to all Eligible Employees and shall state:

(a)           the Exercise Price or the method by which the Exercise Price for the Shares will be notified to Eligible Employees;

(b)           the date being the last day of the Application Period by which applications for the grant of Options must have been received by the Board or such person as the Board may direct being not less than 14 nor more than 21 days after the Invitation Date except in exceptional circumstances as determined by the Board; and

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(c)           whether application may be made for three year Options or five year Options;

PROVIDED THAT any accidental failure or omission to deliver an invitation to an Eligible Employee shall not invalidate the grant of an Option to any other Eligible Employee.

3.3           Applications for Options under the Plan shall be in such form as the Board may prescribe from time to time and each:

(a)           must be accompanied by a duly completed application form to enter into a Savings Contract under which the applicant agrees to make such specified contributions being:

(i)            not less than €12 per month (or such other amount as may be specified under the Department of Finance Specifications for the purposes of paragraph 25(2)(a) of Schedule 12A); nor

(ii)           when aggregated with contributions made under any other savings contract linked to a savings related share option scheme approved under Schedule 12A, more than the lower of €320 (or such other maximum amount as may for the time being be permitted by the Department of Finance Specifications for the purposes of paragraph 25(2)(a) of Schedule 12A) and the Euro Equivalent of 250 GB pounds Sterling per month;

as shall secure on the Bonus Date, as nearly as may be, Repayments of an amount equal to that for which Shares may be acquired under his Option if exercised in full; and

(b)           shall empower the Board (or the Trustee) or any person authorised by it:

(i)            to amend the amount of the specified contribution referred to in Rule 3.3(a) above to such lesser sum as shall secure on the Bonus Date, as nearly as may be, Repayments of an amount equal to that for which Shares may be acquired by the Participant in the event that the number of Shares for which an Eligible Employee applies for an Option has to be reduced in accordance with Rule 3.4 below; and

(ii)           to deduct from the Participant’s pay such contribution as shall be specified by the Participant pursuant to Rule 3.3(a) or as may be amended pursuant to Rule 3.3(b)(i) above and pay the same on behalf of the Participant in discharge of the Participant’s obligations under the Savings Contract; and

(iii)          to state whether any bonus payable under the Savings Contract shall be included in the amount of the Repayment which may be used to exercise the Option.

(c)           must state whether the application is for a three year Option or a five year Option.

3.4           Within 30 days or, in exceptional circumstances, such longer period as may have been previously agreed in writing with the Revenue Commissioners, of the date pursuant to Rule 5.1(a) by reference to which the Exercise Price was determined or in a case where the number of shares over which Options are to be granted is determined by Rule 3.4(b) below, within 42 days of such date and subject to the limitations and conditions contained in the Plan, Options shall by resolution of the Board (or the Trustee) be granted to the Eligible Employees who have applied for them in accordance with the following provisions:

(a)           Options shall be granted to the Eligible Employees in respect of all the Shares applied for by them, save that

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(b)           where the Board in its discretion considers that it is desirable to limit the number of Shares in respect of which Options are granted in relation to any invitation and applications are received which would, if met in full, exceed that limit, then the following steps shall be carried out successively to the extent necessary to eliminate the excess over the limitation imposed:

(i)            the excess over the minimum monthly savings contribution permitted under Rule 3.3(a) chosen by each applicant shall be reduced pro rata to the extent necessary; and

(ii)           applications will be selected by lot, each based on a monthly savings contribution of the minimum amount permitted under Rule 3.3(a) and the inclusion of no bonus in the Repayment under the Savings Contract.

3.5           No payment will be required from a Participant on the grant of an Option. Each Participant will be issued with a certificate.

3.6           No Option shall be capable of being transferred by a Participant.

3.7           No Option shall be granted more than ten years after the Adoption Date.

3.8           The number of Shares over which an Option is granted to any Eligible Employee must be so limited that the aggregate of the Exercise Price for those Shares does not exceed the Repayment under the Savings Contract entered into on the grant of such Option.

3.9           In determining the number of Shares over which an Option will be granted the Repayment will be converted to GB pounds Sterling at the exchange rate prevailing as at the date on which the Exercise Price is fixed in accordance with Rule 5.1(a) or, where appropriate, for the purposes of Rule 5.2, as at such date as is agreed in writing with the Revenue Commissioners.

3.10         For the purposes of Rules 3.1 and 3.2 above, an invitation shall be sufficiently given if delivered to an Eligible Employee personally or sent to him at his place of work by electronic mail or facsimile transmission or sent by prepaid post addressed to the Eligible Employee at his address last known to the Company (including any address supplied by the relevant Participating Company or any Subsidiary as being his address) or sent through the Company’s internal postal service and such application made pursuant to an invitation shall be sufficiently given if returned to the Company or its duly appointed agent in person or sent by electronic mail or facsimile transmission to the Company or its duly appointed agent or sent by prepaid post addressed to the Company or returned to the Company through the Company’s internal postal service duly completed by the Eligible Employee on or before such date as shall be specified in the invitation but in any event no application shall be duly received until the signed original application is actually received by the Company or its duly appointed agent prior to the expiry of the Application Period (unless the Company directs otherwise).

4.             Limitations on the issue of Shares

4.1           Subject to Rule 6 below, no Option shall be granted on any Date of Grant or proposed Date of Grant if, as a result:

(a)           the total number of Shares acquired or which may be acquired during the ten years preceding such Date of Grant under this Plan and under all other Employees’ Share Schemes established by the Company would exceed ten per cent. of the issued ordinary share capital of the Company on that Date of Grant; or

(b)           the total number of Shares acquired or which may be acquired during the preceding five years under the Plan and under all other Employees’ Share Schemes established by the

5

Company would exceed five per cent. of the issued ordinary share capital of the Company on that Date of Grant;

PROVIDED THAT, for the avoidance of doubt, Shares which shall have been the subject of Options which have lapsed shall not be taken into account for the purposes of this Rule 4.

5.             Exercise Price

5.1           Subject to Rule 6 below the Exercise Price shall be such amount as the Board shall determine being an amount not less than the greater of:

(a)           subject to Rule 5.2, 80 per cent. of the middle market quotation per Share as derived from the Daily Official List of the London Stock Exchange for the dealing day immediately preceding the Invitation Date; and

(b)           in the case of an Option to subscribe for Shares, the nominal value of a Share.

5.2           For the purposes of an Option granted at any other time at which there shall be no dealings in the Shares, the Exercise Price shall be not less than 80 per cent. of such sum as may be agreed in writing by the Revenue Commissioners in advance for the purposes of the Plan to be the market value of a Share in accordance with Section 548 of the Act.

6.             Adjustment of Options

6.1           In the event of any variation in the share capital of the Company whether by way of capitalisation of profits or reserves or by way of rights or any consolidation or sub-division or reduction of capital, or otherwise, then the number of Shares subject to any Subsisting Option and the Exercise Price may be adjusted by the Board in such manner and with effect from such date as the Board may determine to be appropriate provided always that:

(a)           any such adjustment shall not take effect without the prior approval in writing of the Revenue Commissioners;

(b)           no such adjustment shall take effect until it has been referred to the Auditors and the Auditors have certified in writing to the Board that the adjustment is fair and reasonable in their opinion;

(c)           the Exercise Price of an Option to subscribe for Shares shall not be adjusted below the nominal value of a Share unless and to the extent that:

(i)            the Board is authorised to capitalise from the reserves of the Company a sum equal to the amount by which the nominal value of the Shares subject to the Option exceeds the aggregate adjusted Exercise Price; and

(ii)           the Board shall resolve to capitalise and apply such sum on exercise of that Option.

7.             Exercise of Options

7.1           An Option shall be exercisable during the period mentioned in Rule 7.3 below in respect of all or some of the Shares over which it was granted by the Participant forwarding written details specifying the number of Shares in respect of which the Option is exercised, a remittance in Euros for that number of Shares calculated by reference to the Exercise Price and evidence of the amount of the Repayment under the Savings Contract. The date of exercise of the Option shall be the date of

6

receipt by the Company or the Trustee (acting as agent of the Company) of such notice and payment.

7.2           It is a condition of the exercise of an Option under the Plan that payment for the Shares shall be made only with monies not exceeding the sterling equivalent of the amount of the Repayment to the Participant under the Savings Contract to which he has contributed in relation to the Option. If upon the exercise of an Option the sterling equivalent amount of the Repayment then due to a Participant under his Savings Contract is less than the amount required to pay for all the Shares in respect of which it is purportedly exercised, the Option shall be treated as exercised only in respect of such number of Shares as may be acquired by the sterling equivalent of the amount of the Repayment and shall lapse as to the excess.

For the purposes of this Rule 7.2, references to the sterling equivalent of any amount of the Repayment means the sterling equivalent determined by the Board by reference to such published rate of exchange between GB pounds Sterling and Euros as may be made available to the Board on or about the date of exercise of the Option and which the Board determines in its discretion to be appropriate.

7.3           Save as otherwise provided, an Option may not be exercised until the Bonus Date. Subject only to the provisions of Rule 7.8 below, no Option may be exercised later than six months after the Bonus Date.

7.4           Notwithstanding any other provision hereof no Option may be exercised at any time when the person seeking to exercise it is excluded from participation in this Plan by virtue of either of paragraphs 8 and 9 of Schedule 12A.

7.5           An Option shall cease to be exercisable upon the Participant ceasing to be an employee or director of any member of the Group (so as to hold no such employment or office) except where his so ceasing is by reason of:

(a)           his retirement on reaching the Specified Age; or

(b)           injury, disability or redundancy within the meaning of the Redundancy Payments Acts 1967 - 1991 or his office or employment either being in a company which ceases to be a Subsidiary or relating to a business or part of a business which is transferred to a person who or which is neither a Subsidiary nor a Participating Company; or

(c)           his leaving service at any time other than at a time specified in Rule 7.5(a) or (b) above, provided that such event occurs not earlier than three years from the Date of Grant of the Option;

in any of which circumstances the Option may be exercised at any time during the period of six months from the date on which he so ceases to be an employee or director of any member of the Group notwithstanding that the Bonus Date shall not have occurred.

7.6           For the purposes of Rule 7.5, if, at the Bonus Date, a Participant holds an office or employment in a company which is not a Participating Company but which is:

(a)           an Associated Company of the Company, or

(b)           a company of which the Company has Control,

the Participant may exercise his Option within six months of that Bonus Date.

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7.7           For the purposes of Rules 7.5 and 7.6 above and Rule 9 below (but for no other purpose):

(a)           a Participant shall not be regarded as ceasing to hold office or employment by reason of:

(i)            his being or becoming employed by a company which ceases to be or is not a Participating Company but is nevertheless an Associated Company or is under the Control of the Company; or

(ii)           his ceasing to be employed full-time but continuing to be employed on a part-time basis; and

(b)           a Participant shall be regarded as ceasing to hold office or employment when he holds no employment with the Company, any Associated Company and any company Controlled by the Company.

7.8           In the event of the death of a Participant prior to the Bonus Date the Option may be exercised by his personal representatives at any time during the period of twelve months commencing on the date of his death (but not later) and the personal representatives shall be entitled to do so notwithstanding that the Bonus Date has not occurred and in the event of the death of a Participant within six months commencing on the Bonus Date his personal representatives may exercise the Option at any time within twelve months commencing on the Bonus Date PROVIDED THAT such personal representatives shall not be entitled to exercise the Option if at the date of the Participant’s death the Participant was precluded from exercising the Option by reason of either of paragraphs 8 and 9 of Schedule 12A.

7.9           A Participant who reaches the Specified Age prior to the Bonus Date but continues to hold the office or employment by virtue of which he is eligible to participate in the Plan may exercise the Option within six months after the date of his reaching the Specified Age.

7.10         If an Option becomes exercisable under any provision of the Plan before the Bonus Date it shall be exercisable only over the number of Shares the aggregate Exercise Price of which equals (as nearly as may be) but does not exceed the Repayment made under the Savings Contract entered into on the grant of that Option but excluding any contributions made directly by the Participant except to the extent that such are:

(a)           made pursuant to any special arrangements relating to absence from employment; or

(b)           made at the same rate of contribution and at the same intervals as those contributions previously deducted from his salary pursuant to the provisions of Rule 3.3(b)(ii) between the date of the Participant ceasing to be employed by the Group and the date on which the Option is exercised;

and the Option shall cease to be exercisable over any Shares in excess of that number in respect of which it was granted. For the avoidance of doubt, any Repayment under the Savings Contract shall exclude the Repayment of any contributions made in advance under the Savings Contract the due date for payment of which falls or would have fallen more than one month after the date on which Repayment is made.

7.11         An Option shall be exhausted and automatically cancelled immediately after it is first exercised notwithstanding that it shall not have been exercised in respect of all of the Shares over which the Option was granted.

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8.             Lapse of Options

8.1           A Participant’s Option shall lapse and cease to be exercisable:

(a)                                  upon the expiry of any of the periods for exercise under the provisions of Rule 7 (with the exception of paragraph 7.9 thereof) above and Rule 9 below, whichever shall first occur; or

(b)           if the Participant omits seven or more times to make a monthly payment due under his Savings Contract or gives notice under the Savings Contract requiring Repayment before the Bonus Date unless such non-payment or notice is in consequence of his ceasing to be an Eligible Employee by virtue of one of the causes mentioned in Rule 7.5, Rule 7.6, Rule 7.8 or Rule 7.9 above or in the circumstances of Rule 9 below.

9.             Take-over and Liquidation

9.1           If any person obtains Control of the Company as a result of making:

(a)           a general offer to acquire the whole of the issued share capital of the Company which is made on a condition such that if it is satisfied the person making the offer will have Control of the Company; or

(b)           a general offer to acquire all the shares in the Company which are of the same class as the Shares;

then any Subsisting Option may subject to Rule 9.4 below be exercised within six months of the time when the person making the offer has obtained Control of the Company and any condition subject to which the offer is made has been satisfied.

9.2           Subject to Rule 9.2A and Rule 9.4 below, if under Section 425 of the Companies Act 1985 the Court sanctions a compromise or arrangement proposed for the purposes of or in connection with a scheme for the reconstruction of the Company or its amalgamation with any other company or companies, any Subsisting Option may be exercised within six months of the Court sanctioning the compromise or arrangement.

9.2A        If a company (the “Successor Company”) has obtained Control of the Company, and the shareholders of the Successor Company immediately after it has obtained Control are substantially the same as the shareholders of the Company immediately before that event, and the Successor Company consents to the exchange of Options under this Rule, Options will not be exercisable but will be exchanged, during the Appropriate Period as defined in paragraph 16(2) of Schedule 12A, pursuant to Rule 9.4 save that references to the Acquiring Company in that Rule shall be deemed to be references to the Successor Company.

9.3           If any person becomes bound or entitled to acquire shares in the Company under Sections 428 to 430 of the Companies Act 1985 any Subsisting Option may subject to Rule 9.4 below be exercised at any time when that person remains so bound or entitled.

9.4           If as a result of the events specified in Rule 9.1, Rule 9.2 or Rule 9.2A above a company has obtained Control of the Company, or if a company has become bound or entitled as mentioned in Rule 9.3 above, any Participant may by agreement with that other company (the “Acquiring Company”) within the Appropriate Period as defined in paragraph 16(2) of Schedule 12A release any Subsisting Option of his in consideration of the grant of a new Option (the “New Option”) which satisfies the following conditions:

9

(a)                                  the New Option shall be over shares in the Acquiring Company or another company which satisfies paragraph (b) or (c) of Paragraph 11 of Schedule 12A in relation to the Acquiring Company and shall satisfy the conditions specified in paragraphs 11 to 15 inclusive of Schedule 12A;

(b)           the New Option shall be a right to acquire such number of such shares in the Acquiring Company (or such other company) as shall have on the grant of the New Option an aggregate market value equal to the aggregate market value of the Shares subject to the Option immediately before its release and for this purpose market value shall be ascertained by the application of Rule 5.1 as at the date of release of the Option and grant of the New Option;

(c)           the New Option shall have an Exercise Price such that the aggregate price payable on complete exercise equals the aggregate price which would have been payable on complete exercise of the Option; and

(d)           the New Option shall be otherwise identical in terms to the Option

AND the New Option shall, for all other purposes of this Plan, be treated as having been acquired at the same time as the Option in consideration of the release of which it is granted. With effect from the release of any Option pursuant to this Rule 9, Rules 6, 7.1 and 7.2, this Rule 9 and Rule 10 of this Plan shall in relation to the New Option be construed as if references therein to “the Company” were references to the Acquiring Company or, as the case may be, such other company and all the Rules (other than Rules 3 to 5 inclusive) shall in relation to the New Option be construed as if references therein to Shares were references to shares in the Acquiring Company or, as the case may be, such other company in respect of whose shares the New Option is granted.

9.5           If the Company passes a resolution for voluntary winding up, any Subsisting Option may be exercised within six months of the passing of the resolution.

9.6           For the purposes of this Rule 9 other than paragraph 9.4 above a person shall be deemed to have obtained Control of a Company if he and others acting In concert with him have together obtained Control of it.

9.7           The exercise of an Option pursuant to the preceding provisions of this Rule 9 shall be subject to the provisions of Rule 7 above.

9.8           Any Option shall lapse if:

(a)                                  it shall not have been exercised by the expiry of any time limit for exercise set out in this Rule 9, whichever shall expire first; and

(b)           no agreement for the release of the Option shall have been entered into by the expiry of the first Appropriate Period to commence pursuant to Rule 9.4 above.

10.           Allotment and Listing

10.1         Subject to receipt of the appropriate remittance:

(a)           Shares to be issued pursuant to the exercise of an Option will be allotted as soon as practicable after the exercise of the Option and will rank pari passu in all respects with the Shares in issue on the date of exercise save that they will not rank for any dividend or other distribution paid or made by reference to the date (known as the record date) on which

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entitlement to the dividend or distribution is fixed by reference to the Company’s register of members if that date falls prior to the date of exercise of the Option; and

(b)           in the case of Shares to be transferred pursuant to the exercise of an Option, the Board or Trustee, as appropriate, shall transfer or procure that the Shares shall be transferred as soon as practicable after exercise of the Option, save that such Shares will not rank for any dividend or other distribution paid or made by reference to the date (known as the record date) on which entitlement to the dividend or distribution is fixed by reference to the Company’s register of members if that date falls prior to the date of exercise of the Option.

10.2         If the Shares are listed on the London Stock Exchange at the date of allotment of any Shares pursuant to the Plan the Company will apply to the London Stock Exchange for permission for such Shares so allotted to be admitted to the Official List. An application may be postponed at the discretion of the Board until application can be made in respect of such number of Shares as the Board considers appropriate.

11.           Employment Rights

11.1         This Plan shall not form part of any contract of employment between any member of the Group and any employee of any such company and the rights and obligations of any individual under the terms of his office or employment with any member of the Group shall not be affected by his participation in the Plan or any right which he may have to participate therein.

11.2         Participation in the Plan shall be on the express condition that:

(a)                                  neither it nor cessation of participation shall afford any individual under the terms of his office or employment with any member of the Group any additional or other rights to compensation or damage; and

(b)                                 no damages or compensation shall be payable in consequence of the termination of such office or employment (whether or not In circumstances giving rise to a claim for wrongful or unfair dismissal) or for any other reason whatsoever to compensate him for the loss of any rights the Participant would otherwise have had (actual or prospective) under the Plan howsoever arising but for such termination; and

(c)                                  the Participant shall be deemed irrevocably to have waived any such rights to which he may otherwise have been entitled.

11.3         No individual shall have any claim against a member of the Group arising out of his not being admitted to participation in the Plan which (for the avoidance of any doubt) is governed entirely by the Rules.

11.4         No Participant shall be entitled to claim compensation from any member of the Group in respect of any sums paid by him pursuant to the Plan or for any diminution or extinction of his rights or benefits (actual or otherwise) under any Option held by him consequent upon the lapse for any reason of any Option held by him or otherwise in connection with the Plan and each member of the Group shall be entirely free to conduct its affairs as it sees fit without regard to any consequences under, upon or in relation to the Plan or any Option or Participant.

11.5         By accepting the grant of an Option under the Plan, the Eligible Employee shall authorise and consent to the collection, processing, exchange, transfer (including to countries outside the European Economic Area which may not have the same level of data protection laws as in Ireland) and retention of his personal data in connection with the operation and implementation of the Plan by

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the Company, any Member of the Group, the Trustee and/or any third party as may be retained by the Board from time to time to administer the Plan.

12.           Administration of the Plan

12.1         The Board may make and vary such regulations (not being inconsistent with the Plan) as it thinks fit for the administration and implementation of the Plan. The Board’s decision on any matter concerning the Plan or its interpretation (including the rectification of errors or mistakes of procedure or otherwise) (other than a matter to be certified by the auditors of the Company) shall be final and binding. In any matter in which they are required to act hereunder, the Auditors shall be deemed to be acting as experts and not as arbitrators and their decisions shall be final and binding.

12.2         The Board shall be entitled by resolution to amend all or any of the provisions of the Plan as the Board thinks fit except that no alteration shall be made:

(a)           to the advantage of Participants to any of the provisions of the Plan relating to:

(i)            eligibility;

(ii)           the limitations on the number or amount of Shares, cash or other benefits subject to the Plan;

(iii)          the maximum entitlement of any one Participant;

(iv)          the basis for determining a Participant’s entitlement to, and the terms of, Shares, cash or other benefits to be provided under the Plan and for the adjustment thereof (if any) in the event of a capitalisation issue, rights issue or open offer, sub-division or consolidation of Shares or reduction of capital or any other variation of capital;

(b)           without the prior sanction of an ordinary resolution of the Company in general meeting except for minor amendments to benefit the administration of the Plan and amendments to obtain and maintain favourable tax, exchange control or regulatory treatment for Participants in the Plan or for any member of the Group;

(c)           to any rights already accrued to any Participant which would be to the disadvantage of such Participant, without the prior consent of the majority of the affected Participants; or

(d)           in relation only to Options to purchase Shares, without the prior consent of the Trustee;

unless, in any such case, the alteration is necessary to comply with any legislation for the time being in force or with any conditions requisite to obtain or to maintain approval of the Revenue Commissioners for the Plan AND provided that, at any time at which the Plan is and is intended to remain so approved by the Revenue Commissioners, no amendment shall take effect unless and until such amendment shall have been approved in writing by the Revenue Commissioners.

12.3         Unless otherwise provided in these Rules, any notice or other communication under or in connection with the Plan may be given:

(a)                                  by the Company to an Eligible Employee or Participant either personally or sent to him at his place of work by electronic mail or by post addressed to the address last known to the Company (including any address supplied by the relevant Participating Company or any Subsidiary) or sent through the Company’s internal postal service; and

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(b)           to the Company either personally or by post to the Company Secretary (or its duly appointed agent).

Items sent by post shall be pre-paid and shall entirely be at the Eligible Employee’s risk. Any notice or other communication to the Company shall not be deemed to have been duly received until it is actually received by the Company or its duly appointed agent (unless the Company directs otherwise).

12.4         Written notice of any alteration made in accordance with Rule 12.2 shall be given to all Participants.

12.5         The Company shall keep available sufficient issued and/or unissued Shares in the capital of the Company to satisfy the exercise in full of all Options for the time being remaining capable of being exercised.

12.6         Participants shall be sent copies of any document having a material effect on their rights at the same time as such document is sent to holders of Shares.

12.7         The provisions of the Company’s Articles of Association for the time being in force with regard to the service of notices upon members of the Company shall apply mutatis mutandis to any notice to be given by the Company to Participants. Any notice to be given by the Trustee to any Participant or Eligible Employee shall be sufficiently given if sent to his home address or place of work as last reported in writing to the Trustee by the Company.

12.8         Notwithstanding anything to the contrary contained herein the Board may at any time and from time to time by resolution and without further formality amend the Plan in any way to the extent necessary to render the Plan capable of approval by the Revenue Commissioners or any other governmental or other regulatory body pursuant to any present or future Irish legislation.

12.9         The cost of the preparation of this Plan shall be borne by the Irish Participating Companies in such proportions as are agreed with the Company.

12.10       The costs of operation and administration of this Plan shall be borne by the Irish Participating Companies in such proportions as are agreed from time to time with the Company on such basis as determined by the Company.

12.11       The Board shall be entitled to authorise any person to execute on behalf of a Participant, at the request of the Participant, any document relating to the Plan, in so far as such document is required to be executed pursuant hereto.

12.12       If any Option Certificate shall be worn out, defaced or lost, it may be replaced on such evidence being provided as the Board may require.

12.13       The Plan shall be subject to, governed by and construed in accordance with Irish law.

13.           Termination of the Plan

The Plan may be terminated at any time by the Board or by the Company in general meeting but in any event shall terminate on the tenth anniversary of the Adoption Date of the Plan and on such termination no further Options shall be granted, but the subsisting rights of Participants shall not be affected by such termination.

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Imperial Tobacco Group plc

IRISH SHARESAVE PLAN

OPTION CERTIFICATE

Name of Option Holder

Address of Option Holder

Post Code

Option Certificate number

Number of shares granted under this option

Date of grant

This is to certify that the above named person was on the above date granted an option as specified for ordinary shares of [  ]p each in the capital of Imperial Tobacco Group PLC at an exercise price of [   ]p per share upon and subject to the terms of the Imperial Tobacco Group PLC Irish Sharesave Plan adopted pursuant to a resolution of Imperial Tobacco Group PLC in general meeting on [●].

Signed on behalf of

Director                                     Secretary

NOTES: (1)                                   The option cannot be assigned or transferred.

[(2)          In order to exercise your option please send this Option Certificate together with a request for a cheque for the relevant exercise price of the shares and evidence of the amount repaid under your Sharesave contract to the [insert name of savings carrier] (or such other person as shall have been notified to you)]. * To be agreed with savings carrier.

THIS DOCUMENT MUST BE RETAINED. PLEASE KEEP IT IN A SAFE PLACE. This certificate is issued as a matter of record only and is not a document of title.

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